UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 27, 2006

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

 Item 7.01.  Regulation FD Disclosure

The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition" and Item 7.01, "Regulation FD Disclosure."

On July 27, 2006, Cummins Inc. (the "Company" or "we") issued the attached press release reporting its financial results for the second quarter of 2006.  A copy of Cummins' press release is attached hereto as Exhibit 99 and hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	The following exhibit is furnished herewith:

99-Press Release dated July 27, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2006

Cummins Inc.
/s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)

Contact:

Mark Land - Director, Public Relations
(317) 610-2456
mark.d.land@cummins.com

For Immediate Release

July 27, 2006

Strong sales and margins fuel another record quarter for Cummins
-- Company continues to strengthen balance sheet and invest for future growth --

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) continued to deliver on its commitment to produce strong returns for its shareholders, reporting record sales and profits for the second quarter. Sales volumes remain robust across all operating segments and gross margin was at its highest level in 10 years.

Second-quarter sales of $2.84 billion represented a 14 percent increase from $2.49 billion in the same period in 2005. Net earnings rose 56 percent to $220 million, or $4.38 per diluted share, from $141 million ($2.83 a share) the same period a year ago.

Second-quarter net income includes $28 million, or 55 cents a share, for the favorable resolution of tax audits related to prior years. Absent the tax benefit, net earnings rose 36 percent from the same period last year.

"We had a terrific second quarter and remain on pace for a record 2006," said Cummins Chairman and Chief Executive Officer Tim Solso. "Our markets are strong around most of the world, we are winning new business and we continue to serve our customers well.

"Our financial performance has allowed us to continue to create value for our stakeholders.  For example, we have reduced debt significantly and increased our pension funding. At the same time we are investing in growth markets that will enhance our brand position and help us deliver strong returns well into the future."

Earnings Before Interest and Taxes (EBIT) increased 38 percent to $325 million, or 11.4 percent of sales, from $235 million during the second quarter of 2005.  Gross margin increased to 23.6 percent - its highest level since 1996 - up from 22.1 percent the same period last year.

Year-to-date cash flow from operations is running $200 million ahead of the same point last year.  "As a result of stronger earnings and less cash used for working capital, we are on pace to set a record for cash flow from operations this year," said Cummins Chief Financial Officer Jean Blackwell.

Cummins expects to earn between $3.35 and $3.45 a share in the third quarter and today raised its full-year guidance to $14.00-$14.20, from its previous guidance of $12.40 - $12.60 a share.

Cummins announced this week that it has reached agreement with a major automotive manufacturer to produce and market a light-duty diesel engine that will be used in a variety of automotive applications, including standard pickup trucks and sport utility vehicles.  Certain bus, marine and industrial applications also will be served by this engine family.

The first vehicles with this engine are expected to be ready for market by the end of the decade. Cummins anticipates that this diesel engine will provide an average of 30 percent fuel savings, depending on the drive cycle, over gasoline-powered engines for comparable vehicles.

The Company also continued to strengthen its position in the North American medium-duty truck engine market, earning additional business from one of its key customers during the second quarter. PACCAR announced that starting in January 2007 Cummins will be the exclusive supplier of 6- and 8-liter medium-duty truck engines for its Peterbilt and Kenworth trucks.

Additionally, Cummins announced this month that it will increase its quarterly dividend by 20 percent to 36 cents a share and that the Board of Directors has authorized the repurchase of up to 2 million shares of common stock.

"Over the past several years, we have worked hard to reshape our company to become more results-oriented and to focus on turning a greater share of our sales into profits," Solso said. "Our announcement today reflects the results of our ongoing efforts."

Second-quarter details

Engine Segment
Revenues rose 14 percent to $1.9 billion and Segment EBIT increased 22 percent to $190 million, or 10.0 percent of sales. Segment revenues and EBIT were quarterly records.

Shipments to the global on-highway markets were up 15 percent and off-highway market shipments rose 23 percent, as nearly every end market experienced growth. Demand for North American heavy-duty engines remained strong, with shipments up 14 percent from the same period in 2005.

Shipments to the global light-duty automotive and RV markets increased 24 percent. The global construction market remained strong, with sales increasing by 23 percent on strength in North America, China, India and the Middle East.

Power Generation Segment
Segment sales rose 21 percent from the same period last year to $598 million, led by strong gains in the Commercial generator and alternator businesses. Segment EBIT rose 60 percent to $56 million, or 9.4 percent of sales.

Sales of commercial generator sets rose 27 percent, while alternator sales rose 23 percent. Sales grew in most geographic markets, led by North America, India, the Middle East and Latin America. Segment sales in China dropped slightly from the same period in 2005. In the Consumer business, continued softness in the North American motorized RV market was more than offset by gains in the towable RV market, residential standby power and marine sales.

Components Segment
The segment - made up of the Company's filtration, turbocharger, fuel systems and exhaust aftertreatment businesses - continued its recent improvement, posting a 10 percent sales gain to a record $563 million and a 62 percent improvement in Segment EBIT to $34 million, or 6.0 percent of sales.

Strong sales growth in North and Latin American filtration markets, as well as profit improvement initiatives, helped drive this performance

Distribution Segment
Segment Sales grew 13 percent from the second quarter 2005 to $336 million, and Segment EBIT increased 38 percent to $36 million, or 10.7 percent of sales.

The Segment benefited from joint venture income gains at the Company's North American distributors, increases in power generation sales in Europe and the Middle East and strong parts sales in East Asia.

Presentation of Non-GAAP Financial Information
EBIT is a non-GAAP financial measure used in this release. EBIT is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBIT is a measure used internally to assess the performance of the operating units.

Webcast information Cummins management will host a teleconference to discuss these results today at 10 a.m. EDT. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com.

About Cummins
Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves customers in more than 160 countries through its network of 550 Company-owned and independent distributor facilities and more than 5,000 dealer locations. Cummins reported net income of $550 million on sales of $9.9 billion in 2005. Press releases can be found on the Web at www.cummins.com.

Forward-looking statements disclosure
Information provided and statements on the webcast and in this release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited) (a)

	Three months ended			Six months ended
	July 2,	June 26,	April 2,	July 2,	June 26,
	2006	2005	2006	2006	2005
	Millions (except per share amounts)
Net sales	$2,842	$2,490	$2,678	$5,520	$4,698
Cost of sales	2,170	1,940	2,079	4,249	3,692
Gross margin	672	550	599	1,271	1,006

Operating expenses and income
Selling and administrative expenses	320	287	301	621	546
Research and engineering expenses	80	73	82	162	136
Investee equity, royalty and other income	(37)	(38)	(31)	(68)	(72)
Other operating income, net	---	(3)	(1)	(1)	(3)

Operating earnings	309	231	248	557	399

Interest income	(10)	(4)	(9)	(19)	(9)
Interest expense	26	28	27	53	56
Other (income) expenses, net	(6)	---	2	(4)	10
Earnings before income taxes and minority interests	299	207	228	527	342

Provision for income taxes	67	58	85	152	92
Minority interests in earnings of consolidated subsidiaries	12	8	8	20	12
Net earnings	$220	$141	$135	$355	$238

Earnings per share
Basic	$4.81	$3.20	$3.04	$7.87	$5.40
Diluted	$4.38	$2.83	$2.70	$7.08	$4.80

Cash dividends declared per share	$0.30	$0.30	$0.30	$0.60	$0.60

(a)     Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.
  Certain reclassifications have been made to 2005 amounts to conform to the 2006 presentation.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

	July 2,	December 31,
	2006	2005
	Millions (except par value)
ASSETS
Current assets
Cash and cash equivalents	$878	$779
Marketable securities	66	61
Receivables, net	1,691	1,423
Inventories	1,314	1,174
Deferred income taxes	333	363
Prepaid expenses and other current assets	139	116
Total current assets	4,421	3,916
Long-term assets
Property, plant and equipment, net	1,519	1,557
Investments in and advances to equity investees	304	278
Goodwill	358	358
Other intangible assets, net	109	100
Deferred income taxes	444	500
Other assets	182	176
Total assets	$7,337	$6,885
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$265	$154
Accounts payable	1,066	904
Other accrued expenses	1,281	1,160
Total current liabilities	2,612	2,218
Long-term liabilities
Long-term debt	739	1,213
Pensions	267	396
Postretirement benefits other than pensions	533	554
Other liabilities and deferred revenue	447	415
Total liabilities	4,598	4,796

Minority interests	236	225
Shareholders' equity
Common stock, $2.50 par value, 150 shares authorized, 55.0 and 48.5 shares issued	137	121
Additional contributed capital	1,487	1,201
Retained earnings	1,686	1,360
Accumulated other comprehensive loss
Minimum pension liability adjustment	(523)	(523)
Foreign currency translation adjustments	(53)	(84)
Unrealized gain on marketable securities	1	3
Unrealized gain on derivatives	30	1
Total accumulated other comprehensive loss	(545)	(603)
Common stock in treasury, at cost, 2.4 and 2.0 shares	(154)	(101)
Common stock held in trust for employee benefit plans, 1.9 and 2.0 shares	(94)	(97)
Unearned compensation	(14)	(17)
Total shareholders' equity	2,503	1,864
Total liabilities and shareholders' equity	$7,337	$6,885

(a)     Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.
  Certain reclassifications have been made to 2005 amounts to conform to the 2006 presentation.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Six months ended
	July 2,	June 26,
	2006	2005
	Millions
Net cash provided by operating activities	$355	$155

Cash flows from investing activities
Capital expenditures	(102)	(78)
Investments in marketable securities-acquisitions	(99)	(60)
Investments in marketable securities-liquidations	92	69
Other, net	(1)	(7)
Net cash used in investing activities	(110)	(76)
Cash flows from financing activities
Proceeds from borrowings	54	41
Payments on borrowings and capital lease obligations	(111)	(319)
Dividend payments on common stock	(28)	(28)
Proceeds from issuing common stock	6	12
Repurchases of common stock	(62)	---
Other, net	(5)	14
Net cash used in financing activities	(146)	(280)
Effect of exchange rate changes on cash and cash equivalents	---	(6)
Net increase (decrease) in cash and cash equivalents	99	(207)
Cash and cash equivalents at beginning of year	779	611
Cash and cash equivalents at end of period	$878	$404

(a)     Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.
  Certain reclassifications have been made to the 2005 amounts to conform to 2006 presentation.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

	Engine	Power Generation	Components	Distribution	Eliminations	Total
	Millions
Three months ended July 2, 2006
Net sales	$1,896	$598	$563	$336	$(551)	$2,842
Investee equity, royalty and other income	18	3	2	14	---	37
Segment EBIT	190	56	34	36	9	325

Three months ended June 26, 2005
Net sales	$1,667	$493	$511	$297	$(478)	$2,490
Investee equity, royalty and other income	25	3	2	8	--	38
Segment EBIT	156	35	21	26	(3)	235

Three months ended April 2, 2006
Net sales	$1,821	$536	$555	$317	$(551)	$2,678
Investee equity, royalty and other income	17	3	2	9	---	31
Segment EBIT	179	45	31	31	(31)	255

Six months ended July 2, 2006
Net sales	$3,717	$1,134	$1,118	$653	$(1,102)	$5,520
Investee equity, royalty and other income	35	6	4	23	---	68
Segment EBIT	369	101	65	67	(22)	580

Six months ended June 26, 2005
Net sales	$3,147	$920	$984	$550	$(903)	$4,698
Investee equity, royalty and other income	50	4	4	14	---	72
Segment EBIT	273	50	44	46	(15)	398

A reconciliation of our segment information to the corresponding amounts in the Consolidated Financial Statements is shown in the table below:

	Three months ended			Six months ended
	July 2,	June 26,	April 2,	July 2,	June 26,
	2006	2005	2006	2006	2005
	Millions
Segment EBIT	$325	$235	$255	$580	$398
Less:
Interest expense	26	28	27	53	56
Earnings before income taxes and minority interests	$299	$207	$228	$527	$342

Certain reclassifications have been made to 2005 amounts to conform to the 2006 presentation.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Earnings before interest, taxes and minority interests (EBIT)

We define EBIT as earnings before interest expense, provision for income taxes and minority interests in earnings of consolidated subsidiaries.  We use EBIT to assess and measure the performance of our operating segments and also as a component in measuring our variable compensation programs.  Below is a reconciliation of EBIT, a non-GAAP financial measure, to our consolidated net earnings, for each of the applicable periods:

	Three Months Ended			Six Months Ended
	July 2,	June 26,	April 2,	July 2,	June 26,
	2006	2005	2006	2006	2005
	Millions
Earnings before interest, income taxes and minority interests	$325	$235	$255	$580	$398

EBIT as a percentage of net sales	11.4%	9.4%	9.5%	10.5%	8.5%

Less:
Interest expense	26	28	27	53	56
Provision for income taxes	67	58	85	152	92
Minority interests in earnings of consolidated subsidiaries	12	8	8	20	12
Net earnings	$220	$141	$135	$355	$238

Net earnings as a percentage of net sales	7.7%	5.7%	5.0%	6.4%	5.1%

We believe EBIT is a useful measure of our operating performance for the periods presented as it illustrates our operating performance without regard to financing methods, capital structure or income taxes.  This measure is not in accordance with, or an alternative for, accounting principles generally accepted in the United States of America (GAAP) and may not be consistent with measures used by other companies.  It should be considered supplemental data.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
SELECTED FOOTNOTE DATA
(Unaudited)

NOTE 1.  EARNINGS PER SHARE

The following is a reconciliation of net earnings and weighted-average common shares outstanding for purposes of calculating basic and diluted net earnings per share:

	Three months ended			Six months ended
	July 2,	June 26,	April 2,	July 2,	June 26,
	2006	2005	2006	2006	2005
	Millions (except per share amounts)
Net earnings for basic EPS	$220.1	$141.2	$134.6	$354.7	$237.8
Interest on junior convertible subordinated debentures, net of tax	2.7	3.2	3.2	5.9	6.5
Net earnings for diluted EPS	$222.8	$144.4	$137.8	$360.6	$244.3
Weighted-average common shares outstanding:
Basic	45.7	44.1	44.3	45.0	44.0
Dilutive effect of stock compensation awards	0.4	0.6	0.4	0.4	0.6
Dilutive effect of junior convertible subordinated debentures	4.7	6.3	6.3	5.5	6.3
Diluted	50.8	51.0	51.0	50.9	50.9
Earnings per share:
Basic	$4.81	$3.20	$3.04	$7.87	$5.40
Diluted	$4.38	$2.83	$2.70	$7.08	$4.80

NOTE 2. INVESTEE EQUITY, ROYALTY AND OTHER INCOME

Investee equity, royalty and other income included in our Condensed Consolidated Statements of Earnings for the interim reporting periods was as follows:

	Three months ended			Six months ended
	July 2,	June 26,	April 2,	July 2,	June 26,
	2006	2005	2006	2006	2005
	Millions
Dongfeng Cummins Engine Company, Ltd.	$7	$13	$5	$12	$28
North American distributors	12	6	9	21	12
Cummins Mercruiser	3	3	1	4	5
Chongqing Cummins	4	4	3	7	6
Tata Cummins	3	1	3	6	2
Fleetguard Shanghai	1	1	1	2	2
All others	4	4	4	8	5
Cummins share of net earnings	34	32	26	60	60
Royalty and other income	3	6	5	8	12
Investee equity, royalty and other income	$37	$38	$31	$68	$72

NOTE 3.  PROVISION FOR INCOME TAXES

Our tax rates are generally less than the 35 percent U.S. income tax rate primarily because of lower taxes on foreign earnings, export tax benefits and (for 2005) research tax credits.  The U.S. tax research credit expired on December 31, 2005 and has not yet been renewed.

Our income tax provision for the three months ended July 2, 2006, was reduced by $28 million, or $0.55 per share, due to the favorable resolution of tax uncertainties related to prior years.  In addition, our provision for the six months ended July 2, 2006 was also impacted by a $12 million, or $0.23 per share, increase in the first quarter for the effect of new Indiana tax legislation.  As a result, our effective tax rate for the three and six months ended July 2, 2006 was 22 percent and 29 percent, respectively.  Our 2005 provision was reduced by $10 million ($6 million in the first quarter and $4 million in the second quarter) for the tax benefits of foreign dividend distributions which qualified for a special 85-percent deduction under The American Jobs Creation Act of 2004.  As a result, our effective tax rate for the three and six months ended June 26, 2005 was 28 percent and 27 percent, respectively.

NOTE 4.  DEPRECIATION AND AMORTIZATION

Depreciation and amortization expense included in operating activities of the Condensed Consolidated Statements of Cash Flows was as follows:

	Six months ended
	July 2,	June 26,
	2006	2005
	Millions
Depreciation and amortization	$148	$144